Exhibit 10.28

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

This Third Amendment to the Employment Agreement of Terry L. Persinger (“Third Amendment”) is entered into by and between Terry L. Persinger (“Employee”) and Mannatech, Incorporated (“Employer”), this 1st day of January, 2006, and amends that certain Employment Agreement entered into by and between the Employee and the Employer, effective November 1, 1999, First Amendment effective January 1, 2002, and Second Amendment effective June 7, 2004.

This Third Amendment shall modify the terms of the Employment Agreement as follows:

ARTICLE I.

Paragraph 2, first sentence shall be replaced with the following:

“Employee is engaged to serve as President and Chief Operating Officer at an annual salary of $371,280 (Three Hundred and Seven One Thousand, Two Hundred and Eighty Dollars) per annum, effective as of January 1, 2006.

In all other things except the foregoing Amendment, the Agreement shall remain in full force and effect.

Effective this 1st day of January, 2006.

Mannatech, Incorporated

/s/ Terry L. Persinger	By:	/s/ Samuel L. Caster, Chairman
Terry L. Persinger,		Samuel L. Caster, Chairman
President and Chief Operating Officer